NETWORK IMAGING CORPORATION AND SUBSIDIARIES                         Exhibit 11
COMPUTATION OF EARNINGS PER SHARE
In thousands, except share amounts

                                                                           Years ended December 31,
                                                                1996                 1995               1994
                                                          ----------------     ---------------     -------------
PRIMARY:
      Net loss                                            $       (21,071)     $       (34,896)    $     (44,121)
                                                          ================     ===============     =============
      Shares:
        Weighted average shares outstanding                    20,681,694           14,502,399        12,391,225

      Net common stock equivalents from stock
        purchases warrants and stock options                            1/                  1/                1/
                                                          ----------------     ---------------     -------------
      Weighted average shares outstanding, as adjusted         20,681,694           14,502,399        12,391,225
                                                          ----------------     ---------------     -------------

        Loss per share - primary  1/                      $         (1.02)     $         (2.41)    $       (3.56)
                                                          ================     ===============     =============


FULLY DILUTED:
      Net loss                                            $       (21,071)     $       (34,896)    $     (44,121)
                                                          ================     ===============     =============
      Shares:
        Weighted average shares outstanding                    20,681,694           14,502,399        12,391,225

      Net common stock equivalents from stock
        purchases warrants and stock options                            1/                  1/                1/

      Conversion of Convertible Preferred Stock and
        Redeemable Preferred Stock                                      1/                  1/                1/

                                                          ----------------     ---------------     -------------
      Weighted average shares outstanding, as adjusted         20,681,694           14,502,399        12,391,225
                                                          ----------------     ---------------     -------------

        Loss per share - fully diluted  1/                $         (1.02)     $         (2.41)    $       (3.56)
                                                          ================     ===============     =============

1/ Net loss per share computed excluding common stock equivalents which are considered anti-dilutive.